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                                EXHIBIT 15-A(1)
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                       [LETTERHEAD OF ERNST & YOUNG, LLP]

October 24, 1995

The Board of Directors and Stockholders
Genentech, Inc.

     We are aware of the incorporation by reference in the Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (No. 33-59949) of Genentech, Inc. for the registration of up to 1,573,360 shares of its Callable Putable Common Stock (and the Common Stock into which such Callable Putable Common Stock may be converted) of our reports dated April 10, 1995 and July 14, 1995 relating to the unaudited condensed consolidated interim financial statements of Genentech, Inc. which are included in its Forms 10-Q for the quarters ended March 31, 1995 and June 30, 1995, respectively.

     Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                          Very truly yours,

                                          ERNST & YOUNG LLP